                                                                    EXHIBIT 21.1

                        HIGHLANDS INSURANCE GROUP, INC.

                              LIST OF SUBSIDIARIES

NAME                              JURISDICTION OF INCORPORATION OR ORGANIZATION
----                              ---------------------------------------------
Aberdeen Insurance Company        Texas
Highlands Casualty Company        Texas
Highlands Claims and Safety
 Services, Inc.                   Texas
Highlands Insurance Company
 (U.K.) Limited                   United Kingdom
Highlands Insurance Company       Texas
Highlands Limited                 Bermuda
Highlands Lloyds                  Texas
Highlands Overseas Company        Panama
Highlands Overseas Limited        Bermuda
Highlands Underwriters Insurance
 Company                          Texas
Highlands Underwriters Insurance
 Agency, Inc.                     Texas
Highlands Underwriting Agents,
 Limited                          United Kingdom
Highlands Acquisition Corp.       Delaware
Underwriters Special Risks of
 La., Inc.                        Louisiana
Underwriters Special Risks, Inc.  Texas

                                       i